Exhibit 99.1

Beacon Roofing Supply Reports Fourth Quarter and Fiscal Year 2019 Results

Fourth quarter highlighted by strong residential roofing growth and robust operating cash performance

Executive Vice President and Chief Financial Officer Joseph Nowicki to depart later this fiscal year

•	Record fourth quarter net sales of $2.03 billion, including 11.5% daily sales growth in organic residential roofing vs. prior year
•	Fourth quarter operating cash flow of $407.6 million, driving total debt reduction of approximately $345 million
•	Three-year cumulative annual operating cash flow of over $1 billion
•	Fourth quarter net income of $27.4 million; Adjusted EBITDA of $169.1 million
•	Refinanced $300 million senior notes in October 2019, extending maturity to 2026 and lowering interest rate from 6.375% to 4.5%

HERNDON, VA.—(BUSINESS WIRE)—November 25, 2019—Beacon Roofing Supply, Inc. (Nasdaq: BECN) (“Beacon” or the “Company”) announced results today for its fourth quarter and fiscal year ended September 30, 2019 (“2019”). The Company also announced that Executive Vice President and Chief Financial Officer Joseph Nowicki will leave the Company later this fiscal year to shift focus to his family, charitable work and Board service. Mr. Nowicki will remain CFO during the Company’s nationwide search for his successor and will support the transition of his duties until his departure.

Julian Francis, Beacon’s new President and Chief Executive Officer, stated: “In joining Beacon, I recognize the great opportunity offered by this industry and the Company’s demonstrated long-term growth, EBITDA margins and operating cash flow. We are now pivoting from a growth run via acquisitions to a focus on organic growth, gross margin expansion and operating expense rigor. Several positive elements are evident in our fourth quarter performance, including 11.5% organic daily sales growth in residential roofing, continued strong operating cash flow, and positive SG&A expense leverage. I see tremendous opportunities to substantially improve upon Beacon’s financial performance. Operationally, I am turning immediate focus to growing our customer base, differentiating e-commerce capabilities through our digital platform, and enhancing the productivity of our branch network. We are just getting started, and I am proud to lead Beacon forward into this exciting next stage of growth.”

Fourth Quarter

Net sales increased 4.9% to $2.03 billion in 2019, from $1.94 billion in 2018. Consolidated residential roofing product sales increased 12.7%, consolidated non-residential roofing product sales increased 2.4%, and consolidated complementary product sales decreased 3.2% compared to the prior year. Existing markets net sales increased 4.8% compared to the prior year, driven mainly by 13.2% growth in residential roofing. The fourth quarter of fiscal years 2019 and 2018 had 64 and 63 business days, respectively.

Net income was $27.4 million, compared to $48.3 million in 2018. Net income attributable to common shareholders was $21.4 million, compared to $42.3 million in 2018. Diluted net income (loss) per share (“EPS”) was $0.27, compared to $0.54 in 2018. Fourth quarter results were negatively impacted by lower gross margins and higher acquisition-related costs compared to 2018. Fourth quarter results were positively impacted by existing market sales growth in residential roofing.

Adjusted Net Income (Loss) was $82.0 million, compared to $84.1 million in 2018. Adjusted EPS was $1.04, compared to $1.07 in 2018. Adjusted EBITDA was $169.1 million, compared to $178.3 million in 2018. (Please see the included financial tables for a reconciliation of “Adjusted” financial measures to the most directly comparable GAAP financial measures, as well as further detail on the components driving the net changes over the comparative periods.)

Fiscal Year

Net sales increased 10.7% to $7.11 billion, from $6.42 billion in 2018. Consolidated residential roofing product sales increased 10.0%, consolidated non-residential roofing product sales increased 4.2%, and consolidated complementary product sales increased 17.0% compared to the prior year. Existing markets net sales increased 3.3% compared to the prior year, driven mainly by 7.0% growth in residential roofing and improved pricing. Fiscal years 2019 and 2018 had 253 and 252 business days, respectively.

Net income (loss) was $(10.6) million, compared to $98.6 million in 2018. Net income (loss) attributable to common shareholders was $(34.6) million, compared to $80.6 million in 2018. EPS was $(0.51), compared to $1.05 in 2018. Fiscal year 2019 results were negatively impacted by higher acquisition-related costs compared to 2018 as well as increase in interest expense directly tied to the financing of the Allied acquisition. In addition, 2018 results include a $48.8 million net tax benefit resulting from the enactment of the Tax Cuts and Jobs Act of 2017. Fiscal year 2019 results were positively impacted by existing market sales growth in residential roofing.

Adjusted Net Income (Loss) was $176.2 million, compared to $206.7 million in 2018. Adjusted EPS was $2.26, compared to $2.70 in 2018. Adjusted EBITDA was $476.0 million, compared to $483.6 million in 2018. (Please see the included financial tables for a reconciliation of “Adjusted” financial measures to the most directly comparable GAAP financial measures as well as further detail on the components driving the net changes over the comparative periods).

The Company will host a webcast and conference call today at 5:00 p.m. ET to discuss these results. The webcast link and call-in details are as follows:

What:	Beacon Roofing Supply Fourth Quarter 2019 Earnings Conference Call
When	Monday, November 25, 2019
Time:	5:00 p.m. ET
Webcast:	http://ir.beaconroofingsupply.com/events-presentations (live and replay)
Live Call:	720-634-9063; Conf. ID #3964617

To assure timely access, conference call participants should dial in prior to the 5:00 p.m. ET start time.

Forward-Looking Statements

This release contains information about management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the "Risk Factors" section of the Company's latest Form 10-K. In addition, the forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

About Beacon Roofing Supply

Founded in 1928, Beacon Roofing Supply is the largest publicly traded distributor of residential and commercial roofing materials and complementary building products in North America, operating over 500 branches throughout all 50 states in the U.S. and 6 provinces in Canada. Beacon serves an extensive base of over 100,000 customers, utilizing its vast branch network and diverse service offerings to provide high-quality products and support throughout the entire business lifecycle. Beacon also offers its own private label brand, TRI-BUILT, and has a proprietary digital account management suite, Beacon Pro+, which allows customers to manage their businesses online. A Fortune 500 company, Beacon’s stock is traded on the Nasdaq Global Select Market under the ticker symbol BECN. To learn more about Beacon and its brands, please visit www.becn.com.

Beacon Roofing Supply, Inc.
Joseph Nowicki, Executive VP & CFO

571-323-3939
Joseph.Nowicki@becn.com

BEACON ROOFING SUPPLY, INC.

Consolidated Statements of Operations

(In thousands, except share and per share amounts)

	Three Months Ended September 30,				Year Ended September 30,
	2019	% of Net Sales	2018	% of Net Sales	2019	% of Net Sales	2018	% of Net Sales
Net sales	$2,029,913	100.0%	$1,935,756	100.0%	$7,105,160	100.0%	$6,418,311	100.0%
Cost of products sold	1,536,451	75.7%	1,444,459	74.6%	5,368,605	75.6%	4,824,990	75.2%
Gross profit	493,462	24.3%	491,297	25.4%	1,736,555	24.4%	1,593,321	24.8%
Operating expense[1]:
Selling, general and administrative	334,115	16.5%	328,658	17.0%	1,311,043	18.4%	1,187,192	18.5%
Depreciation	17,916	0.9%	18,678	1.0%	70,695	1.0%	60,318	0.9%
Amortization	51,557	2.5%	35,846	1.9%	207,065	2.9%	141,185	2.2%
Total operating expense	403,588	19.9%	383,182	19.9%	1,588,803	22.3%	1,388,695	21.6%
Income (loss) from operations	89,874	4.4%	108,115	5.5%	147,752	2.1%	204,626	3.2%
Interest expense, financing costs, and other[2]	41,632	2.1%	37,058	1.9%	158,534	2.2%	136,544	2.1%
Income (loss) before provision for income taxes	48,242	2.3%	71,057	3.6%	(10,782)	(0.1%)	68,082	1.1%
Provision for (benefit from) income taxes	20,862	1.0%	22,747	1.2%	(170)	0.0%	(30,544)	(0.4%)
Net income (loss)	27,380	1.3%	48,310	2.4%	(10,612)	(0.1%)	98,626	1.5%
Dividends on preferred shares[3]	6,000	0.3%	6,000	0.4%	24,000	0.4%	18,000	0.2%
Net income (loss) attributable to common shareholders	$21,380	1.0%	$42,310	2.0%	$(34,612)	(0.5%)	$80,626	1.3%

Weighted-average common stock outstanding:
Basic	68,520,451		68,119,406		68,424,288		68,012,879
Diluted	69,253,100		69,042,868		68,424,288		69,191,039

Net income (loss) per share[4]:
Basic	$0.27		$0.54		$(0.51)		$1.07
Diluted	$0.27		$0.54		$(0.51)		$1.05

______________________________________________

[1]

Operating expense for the three months ended September 30, 2019 and 2018 includes acquisition and business restructuring costs of $6.2 million and $10.6 million, respectively. Operating expense for the years ended September 30, 2019 and 2018 includes acquisition and business restructuring costs of $29.2 million and $54.4 million, respectively.

[2]

Interest expense, financing costs, and other for the three months ended September 30, 2019 and 2018 includes acquisition costs of $6.3 million and $2.7 million, respectively. Interest expense, financing costs, and other for the years ended September 30, 2019 and 2018 includes acquisition costs of $15.4 million and $24.8 million, respectively.

[3]

Three months ended September 30, 2019 and 2018 amounts are composed of $5.0 million in undeclared cumulative Preferred Stock dividends, as well as an additional $1.0 million of Preferred Stock dividends that had been declared and paid as of period end. Year ended September 30, 2019 amount is composed of $5.0 million in undeclared cumulative Preferred Stock dividends, as well as an additional $19.0 million of Preferred Stock dividends that had been declared and paid as of period end. Year ended September 30, 2018 amount is composed of $5.0 million in undeclared cumulative Preferred Stock dividends, as well as an additional $13.0 million of Preferred Stock dividends that had been declared and paid as of period end.

[4]

Basic net income (loss) per share is calculated by dividing net income (loss) attributable to common shareholders by the weighted-average number of common shares outstanding during the period, without consideration for common share equivalents or the conversion of Preferred Stock. Common share equivalents consist of the incremental common shares issuable upon the exercise of stock options and vesting of restricted stock unit awards. Diluted net income (loss) per common share is calculated by dividing net income (loss) attributable to common shareholders by the fully diluted weighted-

average number of common shares outstanding during the period. The following table presents the components and calculations of basic and diluted net income (loss) per share for each period presented (in thousands, except share and per share amounts):

	Three Months Ended September 30,		Year Ended September 30,
	2019	2018	2019	2018
Net income (loss)	$27,380	$48,310	$(10,612)	$98,626
Dividends on preferred shares	6,000	6,000	24,000	18,000
Net income (loss) attributable to common shareholders	$21,380	$42,310	$(34,612)	$80,626
Undistributed income allocated to participating securities	(2,650)	(5,406)	-	(7,742)
Net income (loss) attributable to common shareholders - basic and diluted	$18,730	$36,904	$(34,612)	$72,884

Weighted-average common shares outstanding - basic	68,520,451	68,119,406	68,424,288	68,012,879
Effect of common share equivalents	732,649	1,061,756	-	1,178,160
Weighted-average common shares outstanding - diluted	69,253,100	69,181,162	68,424,288	69,191,039

Net income (loss) per share - basic	$0.27	$0.54	$(0.51)	$1.07
Net income (loss) per share - diluted	$0.27	$0.54	$(0.51)	$1.05

BEACON ROOFING SUPPLY, INC.

Consolidated Balance Sheets

(In thousands)

	September 30,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$72,287	$129,927
Accounts receivable, net	1,108,134	1,090,533
Inventories, net	1,018,183	936,047
Prepaid expenses and other current assets	315,643	244,360
Total current assets	2,514,247	2,400,867
Property and equipment, net	260,376	280,407
Goodwill	2,490,590	2,491,779
Intangibles, net	1,125,540	1,334,366
Other assets, net	2,059	1,243
Total assets	$6,392,812	$6,508,662

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$822,931	$880,872
Accrued expenses	599,155	611,539
Current portions of long-term debt/obligations	18,689	19,661
Total current liabilities	1,440,775	1,512,072
Borrowings under revolving lines of credit, net	80,961	92,442
Long-term debt, net	2,494,623	2,494,725
Deferred income taxes, net	103,913	106,994
Long-term obligations under equipment financing and other, net	4,609	13,639
Other long-term liabilities	6,383	5,290
Total liabilities	4,131,264	4,225,162

Convertible preferred stock	399,195	399,195

Stockholders' equity:
Common stock	685	681
Undesignated preferred stock	-	-
Additional paid-in capital	1,083,042	1,067,040
Retained earnings	799,222	833,834
Accumulated other comprehensive income (loss)	(20,596)	(17,250)
Total stockholders' equity	1,862,353	1,884,305
Total liabilities and stockholders' equity	$6,392,812	$6,508,662

BEACON ROOFING SUPPLY, INC.

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended September 30,
	2019	2018
Operating Activities
Net income (loss)	$(10,612)	$98,626
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	277,761	201,503
Stock-based compensation	16,360	16,473
Certain interest expense and other financing costs	12,102	17,338
Beneficial lease amortization	2,290	-
Loss on debt extinguishment	-	1,248
Gain on sale of fixed assets	(3,830)	(1,294)
Deferred income taxes	(2,555)	(30,118)
Changes in operating assets and liabilities, net of the effects of businesses acquired in the period:
Accounts receivable	(18,501)	(45,093)
Inventories	(82,774)	(65,069)
Prepaid expenses and other assets	(70,815)	57,554
Accounts payable and accrued expenses	92,133	287,428
Other liabilities	1,094	785
Net cash provided by (used in) operating activities	212,653	539,381

Investing Activities
Purchases of property and equipment	(57,031)	(46,010)
Acquisition of businesses, net	(163,973)	(2,740,480)
Proceeds from the sale of assets	9,269	2,149
Net cash provided by (used in) investing activities	(211,735)	(2,784,341)

Financing Activities
Borrowings under revolving lines of credit	2,100,085	2,807,741
Repayments under revolving lines of credit	(2,113,982)	(2,707,741)
Borrowings under term loan	-	970,000
Repayments under term loan	(9,700)	(445,850)
Borrowings under senior notes	-	1,300,000
Payment of debt issuance costs	(817)	(65,788)
Repayments under equipment financing facilities and other	(10,001)	(11,593)
Proceeds from issuance of convertible preferred stock	-	400,000
Payment of stock issuance costs	-	(1,279)
Payment of dividends on preferred stock	(24,000)	(12,978)
Proceeds from issuance of common stock related to equity awards	3,314	7,514
Taxes paid related to net share settlement of equity awards	(3,668)	(3,975)
Net cash provided by (used in) financing activities	(58,769)	2,236,051

Effect of exchange rate changes on cash and cash equivalents	211	586

Net increase (decrease) in cash and cash equivalents	(57,640)	(8,323)
Cash and cash equivalents, beginning of period	129,927	138,250
Cash and cash equivalents, end of period	$72,287	$129,927

BEACON ROOFING SUPPLY, INC.

Consolidated Sales by Product Line

(In thousands)

Consolidated Sales by Product Line
	Three Months Ended September 30,
	2019		2018		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$912,201	44.9%	$809,498	41.8%	$102,703	12.7%
Non-residential roofing products	505,160	24.9%	493,438	25.5%	11,722	2.4%
Complementary building products	612,552	30.2%	632,820	32.7%	(20,268)	(3.2%)
	$2,029,913	100.0%	$1,935,756	100.0%	$94,157	4.9%

Existing Market[1] Sales by Product Line
	Three Months Ended September 30,
	2019		2018		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$911,693	45.1%	$805,044	41.8%	$106,649	13.2%
Non-residential roofing products	504,097	25.0%	492,085	25.6%	12,012	2.4%
Complementary building products	602,705	29.9%	628,693	32.6%	(25,988)	(4.1%)
	$2,018,495	100.0%	$1,925,822	100.0%	$92,673	4.8%

Existing Market[1] Sales by Business Day[2]
	Three Months Ended September 30,
	2019		2018		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$14,245	45.1%	$12,778	41.8%	$1,467	11.5%
Non-residential roofing products	7,877	25.0%	7,811	25.6%	66	0.8%
Complementary building products	9,417	29.9%	9,979	32.6%	(562)	(5.6%)
	$31,539	100.0%	$30,568	100.0%	$971	3.2%

__________________________________________________

[1]	Excludes acquired branches that have not been under ownership for at least four fiscal quarters prior to the start of the fourth quarter of fiscal year 2019.
[2]	There were 64 and 63 business days in the quarters ended September 30, 2019 and 2018, respectively.

BEACON ROOFING SUPPLY, INC.

Consolidated Sales by Product Line

(In thousands)

Consolidated Sales by Product Line
	Year Ended September 30,
	2019		2018		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$3,079,628	43.3%	$2,798,756	43.6%	$280,872	10.0%
Non-residential roofing products	1,705,178	24.0%	1,635,963	25.5%	69,215	4.2%
Complementary building products	2,320,354	32.7%	1,983,592	30.9%	336,762	17.0%
	$7,105,160	100.0%	$6,418,311	100.0%	$686,849	10.7%

Existing Market[1] Sales by Product Line
	Year Ended September 30,
	2019		2018		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$2,207,851	53.2%	$2,063,800	51.3%	$144,051	7.0%
Non-residential roofing products	1,183,422	28.5%	1,200,934	29.9%	(17,512)	(1.5%)
Complementary building products	759,906	18.3%	755,454	18.8%	4,452	0.6%
	$4,151,179	100.0%	$4,020,188	100.0%	$130,991	3.3%

Existing Market[1] Sales by Business Day[2]
	Year Ended September 30,
	2019		2018		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$8,727	53.2%	$8,190	51.3%	$537	6.6%
Non-residential roofing products	4,678	28.5%	4,766	29.9%	(88)	(1.8%)
Complementary building products	3,004	18.3%	2,998	18.8%	6	0.2%
	$16,409	100.0%	$15,954	100.0%	$455	2.9%

__________________________________________________

[1]	Excludes acquired branches that have not been under ownership for at least four fiscal quarters prior to the start of fiscal year 2019.
[2]	There were 253 and 252 business days in the years ended September 30, 2019 and 2018, respectively.

BEACON ROOFING SUPPLY, INC.

Adjusted Net Income (Loss) and Adjusted EPS1

(In thousands, except per share amounts)

	Three Months Ended September 30,				Year Ended September 30,
	2019		2018		2019		2018
	Amount	Per Share[2]	Amount	Per Share[2]	Amount	Per Share[3]	Amount	Per Share[3]
Net income (loss)	$27,380	$0.35	$48,310	$0.61	$(10,612)	$(0.14)	$98,626	$1.29
Adjustments:
Acquisition costs[4]	58,340	0.74	49,177	0.63	244,262	3.13	220,466	2.89
Business restructuring costs[5]	5,689	0.07	-	-	7,354	0.09	-	-
Effects of tax reform[6]	-	-	344	-	(462)	(0.01)	(48,805)	(0.64)
Total adjustments	64,029	0.81	49,521	0.63	251,154	3.21	171,661	2.25
Tax impact of total adjustments[7]	(9,379)	(0.12)	(13,747)	(0.17)	(64,326)	(0.81)	(63,607)	(0.84)
Total adjustments, net of tax	54,650	0.69	35,774	0.46	186,828	2.40	108,054	1.41
Adjusted Net Income (Loss)	$82,030	$1.04	$84,084	$1.07	$176,216	$2.26	$206,680	$2.70

____________________________________________

[1]

Adjusted Net Income (Loss) is defined as net income that excludes acquisition costs, business restructuring costs, and the effects of tax reform. Adjusted net income (loss) per share or "Adjusted EPS" is calculated by dividing the Adjusted Net Income (Loss) for the period by the weighted-average diluted shares outstanding for the period after assuming the full conversion of the participating Preferred Stock.

[2]

The weighted-average share count utilized in the calculation of Adjusted EPS for the quarter ended September 30, 2019 is 78,947,719, which is equal to the 69,253,100 diluted weighted-average shares outstanding plus the assumed conversion of 9,694,619 weighted-average shares of participating Preferred Stock. The weighted-average share count utilized in the calculation of Adjusted EPS for the quarter ended September 30, 2018 is 78,737,487, which is equal to the 69,042,868 diluted weighted-average shares outstanding plus the assumed conversion of 9,694,619 weighted-average shares of participating Preferred Stock. The shares of participating Preferred Stock were excluded from the GAAP net income (loss) per share calculations for both periods due to their anti-dilutive nature.

[3]

The weighted-average share count utilized in the calculation of Adjusted EPS for the year ended September 30, 2019 is 78,118,907, which is equal to the 68,424,288 diluted weighted-average shares outstanding plus the assumed conversion of 9,694,619 weighted-average shares of participating Preferred Stock. The weighted-average share count utilized in the calculation of Adjusted EPS for the year ended September 30, 2018 is 76,415,522, which is equal to the 69,191,039 diluted weighted-average shares outstanding plus the assumed conversion of 7,224,483 weighted-average shares of participating Preferred Stock. The shares of participating Preferred Stock were excluded from the GAAP net income (loss) per share calculations for both periods due to their anti-dilutive nature.

[4]	The following table presents a breakout of the components of acquisition costs for each of the periods indicated:
	Three Months Ended September 30,		Year Ended September 30,
	2019	2018	2019	2018
Amortization of intangible assets	$51,557	$35,847	$207,065	$141,185
Costs classified as selling, general, and administrative[a]	3,757	10,614	25,095	54,442
Amortization of debt issuance costs	3,026	2,716	12,102	24,839
Total acquisition costs	58,340	49,177	244,262	220,466

__________________________________________________

a.

Selling, general, and administrative costs related to acquisitions are mainly composed of professional fees, branch integration expenses, travel expenses, employee severance and retention costs, and other personnel expenses.

[5]	Business restructuring costs are composed of costs stemming from headcount rationalization efforts and accrued estimated costs related to employee benefit restructuring.
[6]	Impact of the Tax Cuts and Jobs Act of 2017.
[7]

The effective tax rate applied to these adjustments is calculated by using adjusted pre-tax income while factoring in discrete tax adjustments for the fiscal year. The tax impact of adjustments for the quarter ended September 30, 2019 and 2018 were calculated using an effective tax rate of 14.6% and 28.0%, respectively. The tax impact of adjustments for the year ended September 30, 2019 and 2018 were calculated using an effective tax rate of 25.8% and 28.9%, respectively.

We use Adjusted Net Income (Loss) and Adjusted EPS to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts that are used when allocating resources.

We believe that Adjusted Net Income (Loss) and Adjusted EPS are useful measures because they permit investors to better understand changes in underlying operating performance over comparative periods by providing financial results that are unaffected by cyclical variances that can be driven by items such as investment activity or purchase accounting adjustments.

While we believe Adjusted Net Income (Loss) and Adjusted EPS are useful to investors when evaluating our business, they are not prepared and presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), and therefore should be considered supplemental in nature. You should not consider Adjusted Net Income (Loss) or Adjusted EPS in isolation or as a substitute for net income and net income per share or diluted earnings per share calculated in accordance with GAAP. Adjusted Net Income (Loss) and Adjusted EPS may have material limitations including, but not limited to, the exclusion of certain costs without a corresponding reduction of net income for the income generated by the assets to which the excluded costs are related. In addition, Adjusted Net Income (Loss) and Adjusted EPS may differ from similarly titled measures presented by other companies.

BEACON ROOFING SUPPLY, INC.

Adjusted EBITDA1

(In thousands)

	Three Months Ended September 30,		Year Ended September 30,
	2019	2018	2019	2018
Net income (loss)	$27,380	$48,310	$(10,612)	$98,626
Interest expense, net	38,446	38,740	160,246	143,074
Income taxes	20,862	22,747	(170)	(30,544)
Depreciation and amortization	69,473	54,524	277,760	201,503
Stock-based compensation	3,459	3,340	16,360	16,473
Acquisition costs[2]	3,757	10,614	25,095	54,441
Business restructuring costs[3]	5,689	-	7,354	-
Adjusted EBITDA	$169,066	$178,275	$476,033	$483,573

Adjusted EBITDA as a % of net sales	8.3%	9.2%	6.7%	7.5%

__________________________________________________

[1]

Adjusted EBITDA is defined as net income plus interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, acquisition costs, and business restructuring costs. EBITDA is a measure commonly used in the distribution industry, and we present Adjusted EBITDA to enhance your understanding of our operating performance.

[2]

Represents selling, general, and administrative costs related to acquisitions (excluding the impact of tax). Other items the Company classifies as acquisition costs are embedded in other balances of the table.

[3]	Business restructuring costs are composed of costs stemming from headcount rationalization efforts and accrued estimated costs related to employee benefit restructuring.

We use Adjusted EBITDA to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts that are used when allocating resources. We expect to compute Adjusted EBITDA consistently using the same methods each period.

We believe that Adjusted EBITDA is a useful measure because it permits investors to better understand changes in underlying operating performance over comparative periods by providing financial results that are unaffected by cyclical variances that can be driven by items such as investment activity or purchase accounting adjustments.

While we believe Adjusted EBITDA is useful to investors when evaluating our business, it is not prepared and presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), and therefore should be considered supplemental in nature. Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. Adjusted EBITDA may have material limitations including, but not limited to, the exclusion of certain costs without a corresponding reduction of net income for the income generated by the assets to which the excluded costs are related. In addition, Adjusted EBITDA may differ from similarly titled measures presented by other companies.